Exhibit 99.1

CorEnergy Prices Offerings of Common Stock and Convertible Notes

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo. – June 24, 2015 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) (“CorEnergy”) today announced the pricing of its two previously announced underwritten public offerings.

In its common stock offering, CorEnergy has agreed to sell 11.25 million shares of common stock at a purchase price of $6.00 per share. The gross proceeds of the offering are expected to be $67.5 million, before underwriting discounts and other estimated offering expenses. CorEnergy has granted the underwriters a 30-day option to purchase up to an additional 1.6875 million shares of the common stock at the public offering price, less the underwriting discount. The common stock offering is scheduled to close on or about June 29, 2015, subject to customary closing conditions.

In its convertible notes offering, CorEnergy announced the pricing of its unsecured convertible senior notes at $100 million. The coupon rate is 7% and the initial conversion price of $6.60 represents a premium of 10% to the $6.00 per share issue price. CorEnergy has granted the underwriters a 30-day option to purchase up to an additional $15.0 million of unsecured convertible senior notes at the public offering price, less the underwriting discount. The convertible notes offering is expected to close on or about June 29, 2015, subject to customary closing conditions.

CorEnergy intends to use the net proceeds from the two offerings to partially finance the planned $245 million acquisition of the Grand Isle Gathering System, a subsea pipeline system in the Gulf of Mexico, from Energy XXI Ltd (NYSE: EXXI).

BofA Merrill Lynch and Wells Fargo Securities acted as joint bookrunning managers for both the common stock offering and the convertible notes offering. Stifel Nicolaus & Company, Incorporated acted as joint lead manager for the convertible notes offering. Stifel, Nicolaus & Company, Incorporated and Ladenburg Thalmann & Co. Inc. acted as co-managers for the common stock offering.

Electronic copies of the preliminary prospectus supplements and accompanying base prospectus are available on the SEC website at www.sec.gov.

A final copy of the prospectus supplement related to both offerings can be obtained when available from: BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or email dg.prospectus_requests@baml.com; or Wells Fargo Securities, 375 Park Avenue, New York, NY 10152, Attn: Equity Syndicate Department, by telephone at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy is a real estate investment trust (REIT) that owns essential midstream and downstream energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases.

Safe Harbor Statement

This press release should not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

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Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in  these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:
Debbie Hagen, Investor Relations, 877-699-CORR (2677), info@corridortrust.com